UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On February 27, 2018, Ocwen Financial Corporation (“Ocwen”) entered into an Agreement and Plan of Merger, dated as of February 27, 2018 (the “Merger Agreement”), with PHH Corporation, a Maryland corporation (“PHH”), and POMS Corp, a Maryland corporation and a wholly owned subsidiary of Ocwen (“Merger Sub”). PHH is a leading non-bank servicer with established servicing and origination recapture capabilities. Pursuant to the Merger Agreement, Merger Sub will merge with and into PHH (the “Merger”), with PHH surviving. As a result of the Merger, PHH will become a wholly owned subsidiary of Ocwen.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of PHH common stock, par value $0.01 per share, will be converted into the right to receive $11.00 in cash. The aggregate consideration in the Merger will be approximately $360 million in cash.

PHH and Ocwen have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants relating to (1) the conduct of PHH’s business during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) the use of reasonable best efforts to obtain governmental and regulatory approvals, (3) the facilitation of PHH’s stockholders’ consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters, (4) the recommendation by the board of directors of PHH (the “PHH Board”) in favor of the adoption by its stockholders of the Merger Agreement and certain related matters and (5) non-solicitation obligations relating to alternative business combination transactions. In particular, prior to a change in recommendation by the PHH Board that is adverse to the Merger or otherwise qualifies as a Company Adverse Recommendation Change (as defined in the Merger Agreement), Ocwen will have the right, following notice from PHH that it intends to make such change of recommendation, to propose revisions to the Merger Agreement and the PHH Board must negotiate in good faith and consider such revised terms prior to making a determination to change its recommendation. As described below, if PHH makes such a change in recommendation, it may be required to pay a termination fee to Ocwen.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval by the requisite vote of PHH’s stockholders, (2) receipt of all required regulatory approvals, in each case without the imposition of a Burdensome Condition (as defined in the Merger Agreement), and (3) the absence of any governmental order or law prohibiting the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon (1) the accuracy of the representations and warranties of the other party, subject to specified materiality standards, and (2) performance in all material respects by the other party of its obligations under the Merger Agreement. In addition, the obligation of Ocwen to consummate the Merger is subject to PHH’s satisfaction of a minimum unrestricted cash threshold and a minimum net worth threshold (in each case, to be measured as of an agreed date prior to the Merger) and PHH’s consummation (subject to limited exceptions) of certain of its previously announced asset sale transactions and PHH’s exit from its private label solutions business.

The Merger Agreement contains certain termination rights for both Ocwen and PHH, including, subject to specified exceptions, if, among other things, (1) the Merger is not consummated by September 27, 2018 (or, in certain circumstances, December 27, 2018), (2) a governmental authority has issued a final and non-appealable order, or a law is issued, prohibiting the Merger, (3) the PHH stockholders’ approval of the Merger Agreement is not obtained or (4) there has been a breach by the other party that is not cured and is such that the closing conditions cannot be satisfied. Ocwen may also terminate the Merger Agreement if, prior to the approval of the Merger Agreement by PHH’s stockholders, the PHH Board withdraws or adversely modifies its recommendation, recommends to its stockholders an acquisition proposal other than the Merger, or otherwise makes a Company Adverse Recommendation Change.

The Merger Agreement also provides that, upon termination under specified circumstances, PHH will be required to pay to Ocwen a termination fee of $12.6 million. PHH would be required to pay such termination fee if, prior to receipt of the PHH stockholders’ approval, (1) the PHH Board withdraws or adversely modifies its recommendation of approval of the Merger or (2) PHH enters into an alternative acquisition agreement. In addition, the termination fee would be payable if (1) an alternative acquisition proposal is made and not withdrawn prior to PHH’s stockholders meeting, (2) the Merger Agreement is thereafter terminated under one of certain specified provisions and (3) within 12 months of such termination, PHH enters into a definitive agreement for an alternative acquisition (assuming such transaction is subsequently consummated) or consummates an alternative acquisition transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about PHH, Ocwen or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by PHH or Ocwen. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition PHH, Ocwen or any of their respective subsidiaries, affiliates or businesses.

Item 7.01 Regulation FD Disclosure.

On February 27, 2018, Ocwen issued a press release announcing that it had entered into the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this communication may be deemed to be forward-looking statements under certain securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the expected effects of the acquisition of PHH by Ocwen, required approvals, the expected timing of the acquisition and other statements other than in relation to historical facts. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “should”, “could”, or “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties, many of which are outside the control of Ocwen and PHH, that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Any annualized, pro forma, projected and estimated numbers in this communication are used for illustrative purposes only, are not forecasts and may not reflect actual results. We caution readers not to place undue reliance on these statements as a number of important factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors include, but are not limited to, the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the strength of the economy and competitive factors in the areas where Ocwen and PHH do business; the impact of changes in the laws and regulations regulating financial services and enforcement thereof; the effects of competition in the markets in which Ocwen and PHH operate; judicial or regulatory judgments and legal proceedings; Ocwen’s ability to complete the acquisition and integration of PHH successfully; the effect of the announcement of the proposed transaction on Ocwen’s relationships with its contractual counterparties, regulators and other stakeholders, operating results and business generally; and other factors that may affect future results of Ocwen and PHH, including timely development and introduction of new products and services and technological changes.

We caution that the foregoing list of important factors is not exhaustive. Additional information about these and other factors can be found in Ocwen’s 2016 Annual Report on Form 10-K/A, its quarterly and current reports since such filing and, once filed, its 2017 Annual Report on Form 10-K, each filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s website (http://www.sec.gov).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 27, 2018, by and among Ocwen Financial Corporation, POMS Corp and PHH Corporation*

Exhibit 99.1	Press Release, dated February 27, 2018

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Ocwen agrees to furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: February 27, 2018	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)